Loans Delinquent>= 90 Days (w/ BK, FC, FB)
Count UPB
94 $16,722,544.44
In Foreclosure >= 180 Days
Count UPB
0
In Bankruptcy >= 60 Days
Count UPB
10 $1,114,515.11
REO >= 180 Days
Count UPB
0
Loans with LTV >= 85% and Delinquent >= 60 Days(Excluded
BK, FC, FB, REO)
Count UPB
20 $3,160,511.71
Loans with UPB <= $50K and Delinquent >= 30
Days(Excluded BK, FC, FB, REO)
Count UPB
11 $352,662.20
Loans in Foreclosure >= 60 Days beyond state average
Count UPB
1 $67,905.62
MI Claims open >= 60 Days
Number of Loans Total Claim Amount Avg. Claim Avg. Aging
0
REO Not on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
0
REO on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
0
REO Prop in Eviction >= 60 Days
Number of Loans Total UPB Avg. Days in Eviction
0
BPO Reconciliation
Variance Number of Loans Total UPB
10 - 15% 22 $3,640,144.93
15 - 20% 19 $3,149,221.03
20 - 25% 17 $2,763,330.61
25 - 30% 10 $1,647,551.75
> 30% 20 $2,302,118.62
Red Flag Dashboard (OTS)
Date: 11/22/2005 12:20:09 PM Deal Number: SAIL 2005-HE2 Report As of: 10/30/2005
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